Exhibit 77M

ITEM 77M/77Q1(g) - MERGERS:

The series of Columbia Funds Series Trust I listed in the table below in the column captioned "Acquiring Funds" (each an "Acquiring Fund") became the surviving entity in a reorganization (each a "Reorganization") with the series of RiverSource Investment Series, Inc., Seligman Capital Fund, Inc., or Columbia Funds Series Trust I, as applicable, listed next to it under the column of the table below captioned "Acquired Fund" (each an "Acquired Fund"):

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          ACQUIRED FUNDS                           ACQUIRING FUNDS
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
RiverSource Balanced Fund*                  Columbia Balanced Fund
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Seligman Capital Fund, Inc.**               Columbia Mid Cap Growth Fund
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Columbia Select Opportunities Fund***
Columbia Mid Cap Core Fund***               Columbia Strategic Investor Fund
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

* - A series of RiverSource Investment Series, Inc.
** - A series of Seligman Capital Fund, Inc.
*** - A series of Columbia Funds Series Trust I

In September 2010, the Boards of Trustees of RiverSource Investment Series, Inc., Seligman Capital Fund, Inc. and Columbia Funds Series Trust I each approved an agreement and plan of reorganization (the "Agreement and Plan") providing for the sale of all of the assets of an Acquired Fund to, and the assumption of all of the liabilities and obligations of that Acquired Fund by, the respective Acquiring Fund, in complete liquidation of the Acquired Fund. At a meeting of shareholders held on February 15, 2011, shareholders of each Acquired Fund approved the Agreement and Plan with respect to the applicable Reorganization.

Effective on March 14, 2011 for Columbia Strategic Investor Fund and on April 11, 2011 for Columbia Balanced Fund and Columbia Mid Cap Growth Fund, each Acquiring Fund acquired all the assets of, and assumed all the liabilities and obligations of, the respective Acquired Fund, in complete liquidation of such Acquired Fund. Shareholders of each class of shares of an Acquired Fund received shares of the corresponding share class of the Acquiring Fund in accordance with the Agreement and Plan.

The registration statement of Columbia Funds Series Trust I on behalf of Columbia Balanced Fund, on Form N-14, which was filed with the Securities and Exchange Commission on December 29, 2010 (ACCESSION NO. 0001193125-10-289277), is incorporated by reference, including without limitation the Agreement and Plan filed as Exhibit (4) to the registration statement and the applicable prospectus/proxy statement describing the applicable Reorganization.

The registration statement of Columbia Funds Series Trust I on behalf of Columbia Mid Cap Growth Fund, on Form N-14, which was filed with the Securities and Exchange Commission on December 29, 2010 (ACCESSION NO.
0001193125-10-289274), is incorporated by reference, including without limitation the Agreement and Plan filed as Exhibit (4) to the registration statement and the applicable prospectus/proxy statement describing the applicable Reorganization.

The registration statement of Columbia Funds Series Trust I on behalf of Columbia Strategic Investor Fund, on Form N-14, which was filed with the Securities and Exchange Commission on December 29, 2010 (ACCESSION NO. 0001193125-10-289543), is incorporated by reference, including without limitation the Agreement and Plan filed as Exhibit (4) to the registration statement and the applicable prospectus/proxy statement describing the applicable Reorganization.